HF FOODS GROUP INC 6325 S. Rainbow Blvd., Las Vegas, NV 89117 July 1, 2022 Carlos A. Rodriguez San Gabriel, CA Re: Offer of Employment – Chief Financial Officer Dear Carlos: HF Foods Group, Inc. (hereinafter, the “Company”) is pleased to extend an offer of employment to you for the position described below and based upon the terms outlined. Please take the time necessary to read this offer of employment in its entirety and contact me with any questions concerning its contents. Title and Start Date Your employment as Chief Financial Officer with the Company will commence on or before August 1, 2022. Work Location and Reporting Your work site is located at the Company offices in City of Industry, California (and periodically in Las Vegas, Nevada). You will report directly to Peter Zhang, Chief Executive Officer. Classification of Employment Your employment classification is defined as Salary and Exempt from overtime. Compensation Package Base Salary: $400,000 (Annually), payable in regular bi-weekly installments less applicable payroll deductions and statutory withholdings permissible under federal and state law. Your base salary will be reviewed on an annual basis. Bonus Target: Your annual target bonus will be equal to 100% of your Base Salary. For FY2022, your bonus will be prorated, and you will receive a guaranteed bonus in the amount of $250,000.00, payable on or before March 31, 2023. If you were to be terminated with cause or resigned voluntarily within 12 months of your start date, you will repay 100% of the received guaranteed bonus. LTI: You will be eligible for equity grants in the form of Restricted Stock Units (RSUs) and Performance Stock Units (PSUs), subject to annual Compensation Committee approval. For FY2022, you will receive RSUs equal to the value of 50% of your Base Salary, and PSUs equal to the value of 50% of your Base Salary Severance: You will be eligible for “C-Suite” severance benefits in the HF Foods Group Severance Plan. Those benefits include payment of 1x Base Salary for termination without cause, or termination for good reason, and 2x Base Salary for a termination by the Company or acquiring party in conjunction with a change in control. Details on the benefits and restrictions are set forth in the Plan, a copy of which will be provided to you Benefit Eligibility Period Information pertaining to benefit options and eligibility provisions, such as health insurance and 401(k) enrollment, will be provided upon hiring. The Company will reimburse you for any COBRA payments you make to retain your current healthcare coverage until you are eligible to join the Company’s healthcare coverage. Company Policies and Procedures

2 We will provide you with the Company Employee Handbook at your orientation. You are required to review the Employee Handbook in its entirety and sign the acknowledgement. We ask that you abide by the policies and procedures set forth in this Handbook, bringing any questions or comments to the attention of either your supervisor or a Human Resources representative. Expenses The Company will promptly reimburse you for any expenses incurred in connection with the performance of your job duties. Employment Contingencies Your offer of employment by the Company is contingent upon receiving the following documentation: Signed offer letter Signed Acknowledgement that you have reviewed the Employee Handbook within three (3) days of your date of hire Submitting documentation within three (3) days of your date of hire, to satisfy U.S. employment eligibility requirements in accordance with federal law Employment Relationship Your employment with the Company is defined as “at-will”. Both you and the Company may decide to terminate the employment relationship at any time, for any reason or no reason, with or without cause or prior notice from either you or the Company. Expiration of Offer If this offer of employment is not accepted by you on or before the end of business on July 11, 2022, it will be subject to revocation by the Company. If you understand and agree to the terms set forth in this offer of employment, please sign both copies where indicated and return one original letter to me. Please retain one original copy of this offer letter for your files. Please contact me should you have any questions. We are excited and look forward to having you on our team. I HAVE READ THE ABOVE TERMS OF THIS OFFER OF EMPLOYMENT AND I FULLY UNDERSTAND, ACCEPT AND AGREE TO THEM. _________________________________________ __________________________ Print Full Name Date _________________________________________ Signature Sincerely, Peter Zhang Chief Executive Officer Carlos A. Rodriguez 7/8/2022